                                                                       EXHIBIT 4


                                    FORM OF
                            ILLINOIS TOOL WORKS INC.
                         5 3/4% NOTE DUE MARCH 1, 2009


No. R-___                                                      February 24, 1999
$___________                                               CUSIP NO. 452308 AE 9


     If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein. If the registered owner of this Security (as indicated below) is the Depositary or a nominee of the Depositary, this Note is a global Note and the following legend is applicable except as specified herein: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

     ILLINOIS TOOL WORKS INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ____________________ DOLLARS ($___________) on March 1, 2009, at the office or agency of the Company in Chicago, Illinois or the Borough of Manhattan, The City of New York or such other location or locations as may be provided for pursuant to the Indenture referred to herein, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of ____% per annum, at said offices or agencies, in like coin or currency, from the March 1 or September 1, as the case may be, next preceding the date of this Security to which interest has been paid or duly provided for on the Securities, or, if the date of this Security is March 1 or September 1 to which interest has been paid or duly provided for on the Securities, from the date hereof, or, if the date of the Security is after any February 15 or August 15, and prior to the next succeeding March 1 or September 1, from such March 1 or September 1; provided, however, that, if and to the extent that the Company shall default in payment of the interest due on such March 1 or September 1, then from the next preceding March 1 or September 1 to which interest has been paid or duly provided for on the Securities, or if no interest has been paid or duly provided for on the Securities, from February 24, 1999. Interest will be payable on September 1, 1999, and semi-annually on each March 1 and September 1 thereafter, until payment of said principal sum has been made or duly provided for. The interest so payable on any March 1 or September 1 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Security is registered at the close of business on the Record Date (February 15 or August 15, as the case may be) next preceding such March 1 or September 1 and may, at the option of the Company, be paid by check mailed to the person entitled thereto at his address last appearing on the Security Register.

     This Security may be redeemed in whole or in part at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 12.5 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

     "Treasury Rate" means, for any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     "Business Day" means any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law or executive order to close.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations for such redemption date or if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means each of Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Chicago Capital Markets, Inc. and their successors; provided, however, that if any of the foregoing or their successors shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), another nationally recognized investment bank selected by the Company that is a Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     Notice of a redemption will be mailed to holders of Securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

     The provisions of this Security are continued in an attachment hereto and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee under the Indenture referred to herein.

     IN WITNESS WHEREOF, ILLINOIS TOOL WORKS INC. has caused this Security to be manually signed by its duly authorized officers and its corporate seal to be affixed hereto.

                                                      ILLINOIS TOOL WORKS INC.



                                                      By:
                                                         ----------------------
                                                             Vice President
     [SEAL]

                                                      By:
                                                         ----------------------
                                                                Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designed herein issued under the within-mentioned Indenture.

                                    HARRIS TRUST AND SAVINGS BANK,
                                    as Trustee



                                    By:
                                       --------------------------------------
                                                 Authorized Signature



THE ADDITIONAL TERMS ATTACHED HERETO ARE INCORPORATED BY REFERENCE HEREIN AND DEEMED TO BE A PART HEREOF.

                              ADDITIONAL TERMS OF
                            ILLINOIS TOOL WORKS INC.
                         5 3/4% NOTE DUE MARCH 1, 2009

     This Security is one of a duly authorized issue of the Securities of Illinois Tool Works Inc., a Delaware corporation (the "Company"), designated as its 5 3/4% Notes Due March 1, 2009 (individually, a "Security" and collectively, the "Securities"), limited to the aggregate principal amount of ______________________ Dollars ($__________), all issued under and pursuant to an indenture dated as of November 1, 1986 and supplemented by a supplement dated as of May 1, 1990 (herein referred to as the "Indenture"), duly executed and delivered by the Company and Harris Trust and Savings Bank, as successor trustee (hereinafter referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities are unsecured general obligations of the Company.

     In case an Event of Default, as defined in the Indenture, relating to the Securities shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the provisions contained in the Indenture. The Indenture provides that in certain events such declaration as it affects the Securities and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding. Any such waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued upon the registration of transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such waiver is made upon this Security or such other Securities.

     Except as otherwise specifically provided herein, the Securities may not be redeemed before March 1, 2009 (herein referred to as the "Stated Maturity") and shall not be entitled to any sinking, purchase or analogous fund, nor shall the Company be obligated to redeem or purchase the Securities at the option of any Holder thereof.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount at Stated Maturity of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures which, if they pertain specifically to the Securities, may add any provisions to or change in any manner or eliminate any of the provisions of the Indenture relating to the Securities or of any supplemental indenture relating to the Securities or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any premium payable upon the redemption thereof, or change the currency in which any Security is payable, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid majority in aggregate principal amount of Securities, the consent of the Holders of which is required for any such supplemental indenture relating to the Securities, without the consent of the Holders of all Securities then outstanding. It also is provided in the Indenture that, prior to the declaration of maturity of the Securities upon the occurrence of an Event of Default relating to the Securities, the Holders of a majority in aggregate principal amount at Stated Maturity of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past default under the Indenture relating to the Securities and its consequences, except a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued upon the registration of transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Security or such other Securities.

     The Company may terminate all of its obligations under the Securities and, with certain limited exceptions described in the Indenture, under the Indenture, by (i) irrevocably depositing in trust with the Trustee money or Government Obligations (or any combination thereof) sufficient to pay principal of and interest on the Securities at Stated Maturity and (ii) complying with certain other conditions specified in the Indenture. Alternatively, the Company may, upon the making of such deposit and the satisfaction of certain conditions specified in the Indenture, omit to comply with its covenants in the Indenture relating to creation of secured indebtedness (Section 4.05), sale and lease-back transactions (Section 4.06), and transactions involving a merger or consolidation of the Company into or with any other corporation or a sale, conveyance or lease of the property of the Company substantially as an entirety to any other corporation or entity (Article Eleven), and such omission shall not be an Event of Default with respect to the Securities.

     The Securities are issuable as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency to be maintained by the Company in Chicago, Illinois, the Borough of Manhattan, The City of New York or at such other location or locations as may be provided for in the Indenture, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in respect thereof, for a like aggregate principal amount at Stated Maturity of Securities of other authorized denominations.

     This Security is transferable and the registration of the transfer hereof may be effected by the registered Holder hereof or by his attorney duly authorized in writing upon due presentment for registration of transfer at the office or agency of the Company in Chicago, Illinois, the Borough of Manhattan, The City of New York or at such other location or locations as may be provided for in the Indenture, but only in the manner and subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in relation thereto. Upon any such registration of transfer, a new Security or Securities of authorized denominations for a like aggregate principal amount at Stated Maturity will be issued to the transferee in exchange therefor.

     Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by any person), for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them therein.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Illinois.

                                 ABBREVIATIONS

     The following abbreviations, when used herein, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   -    as tenants in common
     TEN ENT   -    as tenants by the entireties
     JT TEN    -    as joint tenants with right of survivorship and not as
                    tenants in common

                    UNIF GIFT MIN ACT- __________    Custodian __________
                                         (Cust)                 (Minor)
                                          Under Uniform Gifts to Minors Act

                                          --------------------------------
                                                      (State)

                   Additional abbreviations may also be used
                         though not in the above list.
                              --------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please Insert Social Security or Other
Identifying Number of Assignee
 -------------------------
/-------------------------/---------------------------------------------------

------------------------------------------------------------------------------

              Please print or typewrite name and address including
                          postal zip code of assignee

------------------------------------------------------------------------------
the within Security of ILLINOIS TOOK WORKS INC. and all rights thereunder and hereby does irrevocably constitute and appoint ______________________________ Attorney to transfer said Security on the books of the within Company, with full power of substitution in the premises.

Dated: ___________________________

                                  Signature
                                           -----------------------------------

                                  NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the Security in every particular, without alteration or enlargement, or any change whatever.